Exhibit 10.3

AMENDMENT NO. 2 dated as of May 16, 2006 to that certain Clinical Development and License Agreement dated as of July 14, 2005 between BioDelivery Sciences International, Inc (“BDSI”), Arius Pharmaceuticals, Inc., a wholly-owned subsidiary of BDSI (“Arius”, and together with BDSI, the “Company”) and CDC IV, LLC, a Delaware limited liability company and assignee of Clinical Development Capital LLC (“CDC”) (as the same may be amended, supplemented or otherwise modified, the “Development Agreement”).

INTRODUCTORY STATEMENT

Reference is made to the Development Agreement concerning the development of a product containing or comprising of fentanyl in conjunction with BEMA Technology.

In order to facilitate its performance of its obligations under the Development Agreement and to reduce certain financial obligations on the part of BDSI under the Development Agreement, Company has requested and CDC has agreed that a certain milestone payment to be made to CDC in connection with Approval of the Product be eliminated in consideration of: (i) BDSI issuing certain securities to CDC pursuant to that certain Securities Purchase Agreement dated the date hereof (the “Purchase Agreement”) by and between CDC and BDSI; and (ii) certain other amendments to the Development Agreement as set forth herein.

Accordingly, Company and CDC have agreed to amend the Development Agreement, all on the terms and subject to the conditions hereinafter set forth.

Therefore, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Development Agreement.

Section 2. Amendments to the Development Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Development Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

(A) Article I of the Development Agreement is hereby amended by amending and restating the definition of “Development Term” as follows:

“Development Term” means the period of time from the commencement of the Development Program until the earlier of (a) the termination or expiration of all obligations of Company to make royalty payments under Section 6.6 of this Agreement, or (b) the Trigger Date.

(B) Sections 5.3.1 and 5.3.2 of the Development Agreement are hereby amended to read in its entirety as follows:

5.3.1 License to Program Data. Subject to the terms and conditions of this Agreement, CDC hereby grants to Company during the period commencing on the Effective

Date and ending upon Approval of the initial Product a worldwide, exclusive right and license, with the right to sublicense to a Qualified Collaboration Partner pursuant to the terms of this Agreement, to use the Program Data to conduct the Development Program, including, without limitation, the submission of an NDA for the Product.”

“5.3.2 License to Program Data After Product Approval. CDC hereby grants to Company a worldwide, exclusive right and license, with the right to sublicense, to use the Program Data to make, have made, use, have used, import, export, offer to sell, sell and have sold Products; provided, however that such license shall only become effective (and Company shall only be permitted to exercise its rights under the license) upon Company obtaining Approval of the initial Product by the FDA.”

(C) Section 6.4.1 of the Development Agreement is hereby amended and restated to read in its entirety as follows and the parties hereto acknowledge and agree that CDC has no further payment obligations under the Development Agreement:

“6.4.1 Trial Participants. Commencing at the end of the third full calendar month following the first patient enrollment with respect to such Phase III Clinical Trial (e.g., if the first patient is enrolled on April 15th, then commencing on July 31st) within five (5) days of the end of such calendar month and each subsequent month, Company shall deliver to CDC a written notice indicating the actual level of patient recruitment on a cumulative basis participating in such clinical trial as part of the Development Program (the “Actual Trial Participants”). In the event the level of Actual Trial Participants falls below ninety percent (90%) of the projected cumulative level of patient recruitment for such clinical trial (as set forth in the Development Program) (the “Projected Trial Participants”) in any calendar month, then Company shall issue to CDC warrants to purchase two hundred (200) shares of Company’s common stock, par value $0.001 per share, with an exercise price per share equal to $3.50, for every percent Actual Trial Participants falls below 90% (e.g., if the level of Actual Trial Participants is 75% of the Project Trial Participants in a calendar month, then Company shall issue CDC warrants to purchase 3,000 shares of Company’s common stock, par value $0.001 per share) for each such month. Such warrants shall be promptly issued following each month when the Actual Trial Participants falls below the 90% threshold. Such warrants shall be in the same form as attached hereto as Exhibit I. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed to by the Parties that in no event shall Company be obligated to issue, in the aggregate, warrants to purchase in excess of fifty thousand (50,000) shares of Company’s common stock, par value $0.001 per share. Notwithstanding the foregoing, in the event the NDA is filed and accepted by the FDA on or before June 30, 2007, the parties agree that any warrants issued under this Section 6.4.1 shall immediately expire.

(D) Sections 6.4.5 and 6.4.6 of the Development Agreement are hereby deleted in its entirety.

(E) Section 6.5 of the Development Agreement is hereby deleted in its entirety.

(F) Section 6.11 of the Development Agreement is hereby amended to read in its entirety as follows:

“6.11 Consistent Treatment of Transaction by the Parties. It is the intent of the Parties that, for federal, state and local tax (including sales and use taxes) purposes and commercial and bankruptcy law purposes, that (a) CDC shall be treated as the legal and beneficial owner of the Program Data during the period commencing on the Effective Date and ending on Approval of the Initial Product, entitled to any and all benefits of ownership, (b) the Development Program shall be performed by Company on behalf of CDC pursuant to the Development Program, and (c) the license pursuant to Section 5.3.2 upon receipt of Approval of the Initial Product shall be treated as a sale of the Program Data by CDC to Company. Nevertheless, Company acknowledges and agrees that CDC has not made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of this Agreement, and that Company has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning this Agreement and the accounting, tax, financial and legal consequences of the transactions contemplated herein.

(G) The Development Agreement is amended to include a new Exhibit I as set forth on Exhibit I attached hereto.

Section 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

(a) CDC shall have received a fully executed Purchase Agreement, warrant to purchase certain shares of BDSI common stock as set forth in the Purchase Agreement and Amended and Restated Registration Rights Agreement;

(c) CDC shall have received the favorable written opinion, dated the date of the first Advance hereunder, addressed to CDC of Wyrick Robbins Yates & Ponton LLP, counsel to Company, in form and substance satisfactory to CDC; and

(d) the receipt by CDC of counterparts of this Amendment which, when taken together, bear the signatures of CDC and Company.

Section 4. Representations and Warranties. Company jointly and severally represents and warrants that after giving effect to this Amendment, the representations and warranties contained in the Development Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

Section 5. Further Assurances. At any time and from time to time, upon CDC’s request and at the sole expense of Company, Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as CDC reasonably deems necessary to effect the purposes of this Amendment.

Section 6. Full Force and Effect. Except as expressly amended hereby, the Development Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Development Agreement, the terms “Agreement”,

“this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Development Agreement as amended by this Amendment.

Section 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 9. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

CDC IV, LLC, as Secured Party

By	/s/ Jan Leschly
Name:	Jan Leschly
Title:

Arius Pharmaceuticals, Inc., as Grantor

By	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

5